     As filed with the Securities and Exchange Commission on May 29, 1997

                                                       REGISTRATION NO. 333-
================================================================================


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                              -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                           MEDALLION FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                     04-3291176
(State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation)

          205 East 42nd Street, Suite 2020, New York, New York  10017
                    (Address of Principal Executive Offices)

                              -------------------

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ALVIN MURSTEIN
                      Chairman and Chief Executive Officer
                           Medallion Financial Corp.
                        205 East 42nd Street, Suite 2020
                           New York, New York  10017
                                 (212) 682-3300
           (Name, Address and Telephone Number of Agent for Service)

                                with copies to:

                             Steven N. Farber, Esq.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

                              -------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed
                                          maximum     Proposed
                                          offering    maximum
Title of each class of      Amount to     price       aggregate     Amount of
securities to be                be        per         offering      registration
registered                  registered    share(1)    price(1)      fee
--------------------------------------------------------------------------------
Common Stock, $0.01 par     100,000       $17.31      $1,731,000    $524.55
 value                      shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 27, 1997 as reported on the Nasdaq National Market.

                                  Page 1 of 8
                        Exhibit Index Appears at Page 8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The information required to be included in Part I is included in the documents sent or given to participants in the Non-Employee Director Stock Option Plan of the Registrant pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").
              --------------


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

      (a) The Registrant's Prospectus dated May 13, 1997 relating to 4,000,000 shares of its Common Stock, filed pursuant to Rule 497(h)(1) of the Securities Act on May 13, 1997, which contains (i) audited consolidated financial statements for the Registrant's fiscal year ended December 31, 1996, the latest fiscal year for which such statements have been filed by the Registrant, and
(ii) unaudited pro forma combined financial statements for the Registrant's fiscal year ended December 31, 1996.

      (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                  --------
Act"), since the end of the fiscal year covered by the Prospectus referred to in
---
(a) above.

      (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-27812) filed on February 27, 1996, and any amendment or report filed hereafter for the purpose of updating such description.

      All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Officers and Directors.

      Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article TENTH of the Registrant's Certificate of Incorporation as currently in effect provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

      Article V, Section 2 of the Company's By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

      Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not then permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See Exhibit Index on page 8.

Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of May, 1997.

                              MEDALLION FINANCIAL CORP.
                              (Registrant)


                              By:/s/ Alvin Murstein
                                 -------------------------------------
                                     Alvin Murstein, Chairman and
                                     Chief Executive Officer


                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Medallion Financial
Corp., hereby severally constitute and appoint Alvin Murstein, Andrew Murstein, Daniel F. Baker and Steven N. Farber, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 27th day of May, 1997:


Signature                                Capacity
---------                                --------

/s/ Alvin Murstein                       Chairman and Chief Executive Officer
----------------------------             (Principal Executive Officer)
Alvin Murstein


/s/ Daniel F. Baker                      Chief Financial Officer
----------------------------             (Principal Financial Officer and
Daniel F. Baker                          Principal Accounting Officer)


/s/ Mario M. Cuomo                       Director
----------------------------
Mario M. Cuomo

/s/ Stanley Kreitman                     Director
----------------------------
Stanley Kreitman


/s/ David L. Rudnick                     Director
----------------------------
David L. Rudnick


/s/ Benjamin Ward                        Director
----------------------------
Benjamin Ward


                                 EXHIBIT INDEX


Exhibit
Number                        Description
------                        -----------
4.1       Restated Certificate of Incorporation of Medallion Financial Corp.
          Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K/A
          for the fiscal year ended December 31, 1996 (File No. 0-27812) filed with the Commission on April 9, 1997 and incorporated herein by reference.

4.2       Amended and Restated By-Laws of Medallion Financial Corp.  Filed as
          Exhibit b to the Registrant's Registration Statement on Form N-2 (File
          No. 333-1670) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of Arthur Andersen LLP, independent accountants relating to its report concerning Medallion Financial Corp. dated February 19, 1997. Filed herewith.

23.2 Consent of Arthur Andersen LLP, independent accountants, relating to its report concerning Edwards Capital Company dated March 26, 1997.
          Filed herewith.

23.3 Consent of Arthur Andersen LLP, independent accountants, relating to its report concerning Transportation Capital Corp. dated March 26,
          1997. Filed herewith.

23.4 Consent of Arthur Andersen LLP, independent accountants, relating to its report concerning Tri-Magna Corporation dated March 26, 1997.
          Filed herewith.

23.5 Consent of Coopers & Lybrand L.L.P., independent accountants, relating to its report concerning Transportation Capital Corp. dated October
          24, 1995. Filed herewith.

23.6 Consent of Friedman Alpren & Green LLP, independent accountants, relating to its report concerning Edwards Capital Company dated
          January 28, 1995. Filed herewith.

23.7      Consent of Palmer & Dodge LLP (contained in Exhibit 5).

24.1      Power of Attorney (included in the signature page hereto).